股权转让协议书
Equity Transfer Agreement

本股权转让协议(以下称"本协议")由以下各方于 2015 年 2 月 28 日在辽宁丹东签署：
This Equity Interest Transfer Agreement (hereinafter referred to as "this Agreement") is made on 28 February 2015, by and between the following parties in Liaoning, Dandong:

甲方 : Party A	辽宁富达矿业有限公司股东武晓斌和武忠臣 Liaoning Fuda Mining Co., Ltd shareholders Wu Xiaobin and Wu Zhongchen
乙方 : Party B	奇迹投资（香港）有限公司 Marvel Investment Corporation Limited

以上甲方称"转让方"，乙方称"受让方"，各签署方单独称为"各方"。
The above parties hereinafter are referred to as "Parties" collectively and as "Party" individually. Party A hereinafter is referred to as "Transferor", Party B hereinafter is referred to as "Transferee".

鉴于：WHEREAS
(1)甲方于 2012 年 8 月投资设立辽宁富达矿业有限公司，公司注册资本为 6000 万元人民币，已全部缴清。
1. Party A established Liaoning Fuda Mining Co., Ltd on August 2012. The registered capital of the company is 60 million RMB, which has been fully paid-up. Both shareholders holds 100% of the shares in the company.

(2) 甲方出售其现持有 的公司股权和资产;受让方愿意购买转让方欲出售的股权和资产。
2. Party A shall sell their 100 % company shares; Party B is willing to buy the shares.

甲乙双方现根据《中华人民共和国合同法》以及相关法律法规的规定，本着平等互利、友好协商的原则，达成如下协议,以兹共同遵守：
NOW, according to the Contract Law of the People's Republic of China and other related laws and regulations, and in consideration of the premises and mutual covenants herein contained, the Parties agree as follows:

第一条 转让条件和价款支付
ARTICLE 1 EQUITY INTEREST TRANSFER

1.1 依据本协议条款，甲方同意将其持有的公司 100%股权和资产出售于受让方;受让方同意以 1.5 亿美元购买甲方全部股权和净资产。
1.1 Subject to terms of this Agreement, Transferor hereby agrees to sell 100% company shares and assets to Transferee, and Transferee agrees to purchase from Transferors the Transferred Equity and Assets Interest hereunder for USD150million.

1.2 本协议生效后，原公司章程终止，应依据相应法律法规重新制定公司章程。
1.2 Upon the Effective Date of this Agreement, the Articles of Association shall terminate. A new Articles of Association shall be re-enacted in accordance with the relevant laws and regulations.

1.3 依据本协议条款，甲方将其拥有的辽宁富达矿业有限公司 100%的股权和资产，定价 1。5 亿美元转让给乙方。
1.3 Subject to the terms of this Agreement, the total purchase price for the Transferred Equity And Assets Interest shall be USD150 million (the "Purchase Price").

1.4 各方承认并同意此转让价格为受让方在本协议项下应向转让方支付的唯一价格，受让方及其任何关联企业就本股权转让不承担任何将来的或额外的支付义务。
1.4 The Parties acknowledge and agree that the Purchase Price is the sole amount to be paid by Transferee to the Transferor, and Transferee and any of its Affiliated Companies shall not be responsible for any future or additional payment to the Transferors with respect to the Equity Interest Transfer under this Agreement.

1.5 价款支付 Purchase Payment
a. 受让方在股权转让协议生效后 1 年内向转让方支付上述转让价款。
a. The purchase price shall be paid off within 1 year from the effective date of agreement.
b. 受让方所支付的转让价款应支付现金或同等价值的有价证券。
b. The transferee shall pay the full amount by cash or equivalent securities to the transferors.

1.6 转让方及受让方应依据相关法律各自承担本股权转让协议项下各方应承担的税收及其他政府缴费义务。
1.6 Transferor and Transferee shall be respectively responsible for payment of the taxes and other governmental levies relating to the Equity Interest Transfer, imposed on each Party in accordance with the applicable laws.

第二条先决条 件 ARTICLE 2 CONDITIONS PRECEDENT
2.1 先决条件. Conditions Precedent.
a. 为保证本协议签订后能够顺利履行，本协议项下股权转让以下列条件的完成或出现为先决条件：
To ensure that this Agreement can be performed smoothly, in order to complete the transfer of shares, the following conditions are prerequisites:
(1) 公司权力机构通过决议批准依据本协议条款进行股权转让
The Directors of the Company has passed resolutions approving The Equity and Asset Interest Transfer in accordance with the terms of this Agreement;
(2)律师对本协议项下的股权和资产转让已经进行了第三方见证;
Counsel has acted as a Third Party Witness for this The Equity and Assets Interest Transfer Agreement;

第三条 陈述和保证 ARTICLE 3 REPRESENTATIONS AND WARRANTIES
3.1 转让方的承诺和保证 Representations and Warranties of Transferors.
a.转让方合法拥有本协议项下欲转让的股权,且保证其将在本协议签订后积极配合受让方办理股权和资产转让文件;
a. Transferor under the agreement lawfully owns to cession equity, and ensure its will on after this agreement is signed actively cooperate with the assignee to deal with equity and assets transfer approval and registration procedures;

b. 在本协议签订前,甲方已尽到向其他股东通知该转让事宜的义务,且任何其他股东同意或已放弃对本协议项下转让股权的优先购买权;
b.Transferor have taken all appropriate and necessary corporate actions to approve and authorize the execution and performance of this Agreement, and guarantee that all the other shareholders have given up the option to purchase.

3.2 受让方的承诺和保证 Representations and Warranties of Transferee.
a. 乙方是依据 法律合法成立及存续的公司;
a.Party B is a legally established company in accordance with the laws and regulations of Hong Kong;
b.乙方拥有足够的资产和货币支付甲方的股权转让价款,且对于本协议项下的股权转让行为已取得公司权利机关及相关表决机构的表决同意;
Transferee has taken all appropriate and necessary enterprise and legal actions to approve and authorize the execution and performance of this Agreement.
c. 本协议的签署及履行构成合法、有效并依据本协议条款对受让方具有约束力及强制力。
Execution and performance of this Agreement will not violate any provision of applicable laws or regulations, or any judgment, award, contract, agreement, or other instrument binding upon it.

第四条 协议生效日 EFFECTIVE DATE
4.1 生效日. Effective Date.
依据本协议条款，股权和资产转让日期应在 2015 年 6 月 30 日生效。
Upon the terms and subject to the conditions of this Agreement, the effective date of the Equity And Assets Interest Transfer (the "Effective") shall take place on 30 June 2015.

第五条 违约及补救措施 DEFAULT AND REMEDY
5.1 各方应严格履行其本协议项下各自应承担的合同义务。若任何一方未按照规定履行或未充分、适当履行其本协议项下的义务，或其在本协议项下所作出的陈述和保证被证实为虚伪的、不正确的或具有误导性的，该方应被视为违约(以下称"违约方")。若发生违约，其他方(以下称"守约方")有权依其独立判断采取以下一种或多种措施进行补救：
5.1 The Parties shall strictly fulfill their respective obligations under this Agreement. Any Party (for the purpose of this clause the "Breaching Party") will be deemed to have breached this Agreement if it fails to fulfill, or to fulfill fully and appropriately, its obligations under this Agreement, or if any of its representations and warranties in this Agreement proves to be false, inaccurate or misleading. In the event of such breach, the other Parties (for the purpose of this clause the "Non-Breaching Party")

has the right at their own discretion to take one or more of the following actions for remedy:
a. 中止履行其本协议项下的合同义务直至违约方就其违约行为进行补救;
b.若因违约方违约致使本协议项下股权和资产转让无法完成，或实质上破坏了守约方签署本协议的商业目的，且此等破坏是不可补救的，或即使可以补救但违约方并未在合理期间内进行补救，则守约方有权书面通知违约方单方终止本协议，该书面通知自发出之日起生效;
If the breach by the Defaulting party has caused the Equity Interest Transfer to be unable to complete, or has materially frustrated the Innocent Party's commercial purpose in entering into this Agreement and such frustration is irreparable, or if reparable but it has not been rectified by the Defaulting Party within a reasonable period of time, then the Innocent Party has the right to unilaterally terminate this Agreement forthwith by issuing to the Defaulting Party written notice that should become effective on the date of its issuance;
c. 要求违约方所有损失进行赔偿(包括守约方所受到的直接经济损失以及因本协议而发生的各项成本和支出)。
To demand compensation from the Defaulting Party for all losses, including the costs and expenses arising from this Agreement.

5.2 本协议规定的权利及救济措施应视为累积的，且作为并不影响依据法律所享有的其他权利和补救措施。
The rights and remedies provided in this Agreement shall be cumulative and shall be in addition to and without prejudice to other rights and remedies provided by law.

5.3 若本协议或本协议的其他条款无效或由于任何原因而终止，本条款规定的守约方的权利及补救措施继续有效。
The rights and remedies of the Innocent Party provided in this Article should remain effective in the event that this Agreement, or any other provisions of this Agreement, is invalidated or terminated for any reason.

第六条 适用法律 APPLICABLE LAW
6.1 适用法律 Applicable Law.
本协议受香港法律管辖并依据其进行解释。
This Agreement shall be governed by and interpreted in accordance with the laws of Hong Kong.

第七条 争议解决 SETTLEMENT OF DISPUTES
7.1 协商 Consultations.
因本协议发生并与本协议履行或解释有关的争议应首先由各方进行友好协商。
In the event a dispute arises in connection with the interpretation or implementation of this Agreement, the parties to the dispute shall attempt to settle such dispute through friendly consultations.

7.2 仲裁 Arbitration.
若各方在六十(60)日内未就该争议达成解决方案，则该争议应提交香港仲裁委员会依据其届时有效的仲裁规则进行仲裁，该仲裁裁决具有最终性及排他性。

If no mutually acceptable settlement of such dispute is reached within sixty (60) days, then such dispute shall be finally and exclusively settled by arbitration as provided herein. Arbitration shall be conducted in accordance with the Arbitration Rules of the Hong Kong Arbitration Commission being in force at the time a particular dispute is submitted for arbitration, which rules are deemed to be incorporated by reference into this article.

第八条 修订 AMENDMENT

8.1 修订 Amendment.

除非双方达成并签署书面协议且经董事会批准，否则任何就本协议内容所进行的修改和变更均为无效。

No amendment to this Agreement shall be effective unless made in writing and signed by each party and approved by the Board.

第九条 其他条款 MISCELLANEOUS

9.1 转让方同意在本协议生效以前所有的债权债务和法律事务有转让方辽宁富达矿业有限公司法人代表杨远喜负责处理。乙方只是购买甲方的股权和净资产，不承担在本协议生效前的任何债权债务。

Transferor agrees that that their legal representative, Yang Yuan Xi, shall be responsible for all (if any) previous debts and legal encumbrance of Liaoning Fuda Mining Co., Ltd. The Transferee shall purchase the Equity and Assets of the Transferor and does not assume any encumbrance, debts and/or legal affairs prior to the force of this Agreement.

9.2 本协议就其项下股权和资产转让在各方间构成完整的协议，其效力超越了各方之前任何就本协议所作出的意向或谅解的表达，且仅有在各方授权代表签署了书面协议的条件下才可被修正或修改。

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, supersedes any prior expression of intent or understanding relating hereto and may only be modified or amended by a written instrument signed by the authorized representatives of the Parties.

9.3 本协议是可分的，若本协议任何条款违法或无效，不影响其他条款的效力。

This Agreement is severable in that if any provision hereof is determined to be illegal or unenforceable, the offending provision shall be stricken without affecting the remaining provisions of this Agreement.

9.4 本协议任何一方不履行或延迟履行本协议项下或与本协议相关的任何权利、权力或特权，不应视为弃权;其对于任何权利、权力或特权单独或部分的不履行或延迟履行不应视为排除了对本协议项下任何预期义务的履行。

Failure or delay on the part of any Party hereto to exercise any right, power or privilege under this Agreement, or under any other contract or agreement relating hereto, shall not operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege preclude any other future exercise thereof.

9.5 本协议用中英两种文字写就，如有歧义，以中文为准。